Press Release	FOR IMMEDIATE RELEASE ____________________________ Contact: Ray Colonius, SVP, CFO Telephone: (586) 783-4500

COMMUNITY CENTRAL BANK CORPORATION
ANNOUNCES PLANNED RIGHTS OFFERING
OF COMMON STOCK

          Mount Clemens, Michigan (November 22, 2004) -- Community Central Bank Corporation (Nasdaq:CCBD), parent company of Community Central Bank, announced today that it filed a registration statement with the Securities and Exchange Commission relating to a proposed rights offering to its existing stockholders. In connection with the rights offering, certain of the Corporation's directors have agreed to purchase any shares of common stock not subscribed for in the rights offering. The Corporation expects to raise approximately $5.0 million through the sale of common stock in the rights offering. The net proceeds of the offering will be used to fund the Corporation's growth strategy and for general corporate purposes.

          The subscription rights are non-transferable and may not be sold. No fractional shares will be issued, but the Corporation will round the number of rights stockholders of record will receive up to the nearest whole number. The subscription price will be determined by a special rights committee consisting of independent members of the Corporation's board of directors based on its review of current market conditions and the recent trading history of the Corporation's common stock. The number of rights and the record date for determining stockholders entitled to receive subscription rights has not yet been set.

          Community Central Bank Corporation anticipates that the offering will begin promptly following declaration of the effectiveness of the registration statement filed with the Securities and Exchange Commission, and will continue for approximately thirty days thereafter.

          Neither Community Central Bank Corporation, its board of directors, nor any committee of the board is making any recommendation to stockholders as to whether to exercise their subscription rights. A stockholder's election to exercise subscription rights is irrevocable.

          Community Central Bank Corporation is the holding company for Community Central Bank in Mount Clemens, Michigan. The Corporation opened for business in October 1996 and serves businesses and consumers across Macomb, Oakland, and St. Clair counties with a full range of lending, deposit, and Internet banking services. The Bank operates two full service facilities, one in Mount Clemens, and the other in Rochester Hills, Michigan. Community Central Mortgage Company, LLC, a subsidiary of the Corporation and Bank, operates locations in Mount Clemens, Warren, Dearborn, Livonia, and Anchorville. At September 30, 2004, the Corporation had $389.6 million in assets and $25.0 million in stockholders' equity.

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Community Central Bank Corporation
Rights Offering

          A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold and offers may not be accepted prior to the time the registration statement becomes effective. The offering will only be made by means of the prospectus. This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities in any state in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

          This press release contains statements that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations, estimates and projections about Community Central Bank Corporation's business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including those described above and the following: Our ability to successfully integrate acquired businesses, our timely development of new products and services, technological changes, changes in consumer spending and savings habits and other risks discussed from time to time in Community Central Bank Corporation's Securities and Exchange Commission filings and reports. In addition, such statement could be affected by general industry and market conditions and growth rates, and general domestic and international economic conditions. Such forward-looking statements speak only as of the date on which they are made, and Community Central Bank Corporation does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release.

          A copy of the registration statement, as well as other filings containing information about Community Central Bank Corporation, may be obtained at the SEC's website (http://www.sec.gov).

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